Exhibit 10.1

Share Purchase and Increase Capital Agreement

Shenzhen iASPEC Software Engineering Co., Ltd.

Wuhan Wuda Venture Capital Co., Ltd.

Song Ai Hong

and

Wuhan Wuda Geoinformatics Co., Ltd.

AGREEMENT relating to the sale and purchase of the issued share capital of Wuhan Wuda Geoinformatics Company Limited and an increase in capital for Wuhan Wuda Geoinformatics Company Limited

Share Purchase and Increase Capital Agreement

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	3

2.	SALE AND PURCHASE OF TARGETED A SHARESND CONSIDERATION	4

3.	SUCCESSION OF RIGHTS AND OBLIGATIONS	5

4.	INCREASE CAPITAL	5

5.	REPRESENTATIONS AND WARRANTIES BY THE PURCHASER	6

6.	REPRESENTATIONS AND WARRANTIES BY VENDOR A	7

7.	REPRESENTATIONS AND WARRANTIES BY VENDOR B	7

8.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY	8

9.	COMPLETION OF THE TARGETED A SHARESND INCREASE CAPITAL	9

10.	CONFIDENTIALITY	10

11.	FORCE MAJEURE	10

12.	COST	11

13.	LIABILITIES FOR BREACH	11

14.	GOVERNING LAW AND DISPUTE RESOLUTION	11

15.	NOTICES	12

16.	MISCELLANEOUS	13

Share Purchase and Increase Capital Agreement

THIS AGREEMENT is made and entered into by the following parties on January 18, 2008,

 (1)         Shenzhen iASPEC Software Engineering Co., Ltd., a company registered in the People’s Republic of China  with number 440301102806634 whose registered office is 中国广东省深圳市福田区天安车工庙工业村F2-6号厂房4楼C、D座 (" Purchaser ");

Legal Representative is Lin Jianghuai（林江怀）

(2)

Wuhan Wuda Venture Capital Co., Ltd., a company registered in the People’s Republic of China with company number 4201001171016 whose registered office is 中国湖北省武汉市街珞喻路129号测绘科技大厦 ("Vendor A");

Legal Representative is Wo Wenda（沃闻达）

(3)        Song Ai Hong, a citizen of the People’s Republic of China with ID card No.:420111196505224043, whose address is 中国湖北省武汉市洪山区珞南街珞喻路129-180号08号 ("Vendor B")；and

(4)         Wuhan Wuda Geoinformatics Co., Ltd., a company registered in the People’s Republic of China with company number 4201001170374 whose registered office is 中国湖北省武汉市东湖新技术开发区庙山小区武大科技园吉奥科技大厦("Company")

Legal Representative is Li Qingquan（李清泉）

Each a "Party" to this Agreement and together the "Parties".

BACKGROUND

A

Vendor A is the legal and beneficial owner of 34.21% shares of the Company.

B

Vendor A has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from Vendor A, 26% shares of the Company ("Targeted A Shares") subject to the terms and conditions herein contained.

C

In accordance with the Article of Association of the Company, Vendor B was obligated to make RMB11,400,000 in capital contributions in exchange for legal and beneficial ownership of 22.8% of the shares of the Company. Vendor B’s actual paid-in capital contributions to date is RMB1,400,000, which represents only 2.8% of the shares of the Company.

Share Purchase and Increase Capital Agreement

D

Vendor B has agreed to sell and the Purchaser has agreed to purchase the legal and beneficial ownership of 20% of the shares of the Company (the "Targeted B Shares"), subject to the terms and conditions herein contained.

E

The remaining shareholders of the Company have made statements in writing that they agreed  Vendor A to sell Targeted A Shares to the Purchaser and waive their first refusal rights to purchase the Targets Shares A.

F

The remaining shareholders of the Company have made written statements that they agreed  Vendor B to sell Targeted B Shares to the Purchaser and waive their rights of pre-emption.

G

In a meeting of the shareholders of the Company, the shareholders agreed to permit the Purchaser to increase the capital of the Company by investing RMB10,000,000 in the Company, in exchange for an additional 16.67% of the Shares.

H

After the Targeted A Shares and Targeted B Shares are transferred to the Purchaser and the Purchaser has invested the additional registered capital amount, the Purchaser will own 55% of the Shares and will become the controlling shareholder of the Company and the registered capital of the Company will be increased to RMB60,000,000.

IT IS HEREBY AGREED:

1.

DEFINITIONS AND INTERPRETATION

In this Agreement the following words and expressions will (except where the context otherwise requires) have the following meanings:

"Business Day" means a day other than a Saturday, Sunday or other legal holidays in China;

"Completion Date" means the date on which the rights of ownership of the Targeted A Shares and Targeted B Shares have been transferred to the Purchaser and the increase capital of the Company have been completed （that is to say the date on which the change of registration is completed）, no later than April 1, 2008;

“Targeted A Shares” means the 26% shares of the Company that is legally and beneficially owned by Vendor A.

Share Purchase and Increase Capital Agreement

“Targeted B Shares” means the 20% shares of the Company that Vendor B was entitled to legally and beneficially own.

“Force Majeure” means the objective situations which cannot be foreseen, avoided or overcome. The situations include but not limited to flood, fire, earthquake, typhoon, tsunami, hurricane, pestilence, war, strike, armed conflict and other similar situations.

“PRC” means the People’s Republic of China, but excluding Hong Kong, Macao and Taiwan for the purpose of this Agreement;

“RMB” means Renminbi, the legal currency of the PRC.

2.

SALE AND PURCHASE OF TARGETED A SHARESND CONSIDERATION

2.1

Vendor A has agreed to sell and the Purchaser has agreed to purchase the Targeted A Shares upon the terms and conditions set out in this Agreement.

2.2

Vendor B has agreed to sell and the Purchaser has agreed to purchase the Targeted B Shares upon the terms and conditions set out in this agreement.

2.3

The Purchaser shall be the legal and beneficial owner of Targeted A Shares of the Company and enjoy all rights and undertake all liabilities in respect of Targeted A Shares, and Vendor A has not any rights related to Targeted A Shares but shall be liable for all liabilities required by law or this Agreement after the Completion Date.

2.4

The Purchaser shall be the legal and beneficial owner of Targeted B Shares of the Company and enjoy all rights and undertake all liabilities in respect of Targeted B Shares, and Vendor B has not any rights related to Targeted B Shares but shall be liable for all liabilities required by law or this Agreement after the Completion Date.

2.5

The Consideration for the purchase of Targeted A Shares shall be RMB24,700,000.

2.6

The Consideration for the purchase of Targeted B Shares shall be RMB10,000,000.

2.7

The Consideration payable by the Purchaser to Vendor A for the purchase of  Targeted A Shares shall consist of:

2.7.1

RMB4,700,000 within 7 business days upon the execution of this Agreement;

Share Purchase and Increase Capital Agreement

2.7.2

RMB20,000,000 within 7 business days upon the Completion Date.

2.8

The Consideration payable by the Purchaser to Vendor B for the purchase of the Targeted B Shares shall consist of:

2.8.1

RMB10,000,000 remitted into a provisional account jointly opened by the Purchaser and the Company, within 7 business days upon the execution of this Agreement, to be held for the benefit of the Company as the remainder of the capital contribution that Vendor B owed to the Company;

2.8.2

the bank signature card of the provisional account jointly opened by the Purchaser and the Company using the special seal for finance of the Company and the Legal Representative’s seal of the Purchaser. The payment in this account shall not be used freely unless the change of registration has been completed.

3.

SUCCESSION OF RIGHTS AND OBLIGATIONS

3.1

The Purchaser shall enjoy the rights and assume the liabilities in respect of Targeted A Shares and Targeted B Shares after the Completion Date. If there are any liabilities or debts, except that liabilities and debts Vendor A or Vendor B has disclosed to the Purchaser, known by the Purchaser after the Completion Date, Vendor A or Vendor B shall fully indemnify and keep indemnified the Purchaser against any such liabilities. If the Purchaser undertakes such liabilities or debts out of disclosure by Vendor A or Vendor B, it has the right to claim damages from Vendor A or Vendor B.

3.2

The parties to this Agreement agreed to restructure the board of directors of the Company after the Completion Date. The board of directors the Company shall be composed of 7 members, three shareholders whose capital contributions exceeding RMB5,000,000 shall appoint one director respectively, and the Purchaser shall appoint 4 directors thereof. The board of supervisors of the Company shall be elected in the first shareholders meeting in accordance with laws after the completion of change of registration as set out in clause 9.1.

4.

INCREASE CAPITAL

4.1

At a shareholders meeting the shareholders of the Company have agreed to permit the Purchaser to invest RMB10,000,000 to increase the capital of the Company. The registered capital of the Company will be increased to RMB60,000,000 after the completion of Purchaser’s investment.

Share Purchase and Increase Capital Agreement

4.2

The Purchaser shall remit an additional capital contribution amount of RMB10,000,000 to the provisional account jointly opened by the Purchaser and the Company, in accordance with the requirements of 2.8.2, within 7 Business Days upon the execution date of this agreement.

4.3

After giving effect to the transfer of Targeted A Shares and Targeted B Shares and the Purchaser’s investment of the additional registered capital amount, the Purchaser will become the controlling shareholder of the Company with 55% of the shares of the Company and the registered capital of the Company will be increased to RMB60,000,000.

5.

REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

The Purchaser represents and warrants that:

5.1

It has and shall have full power and authority to enter into and execute this Agreement which constitutes binding obligations on it in accordance with the terms at the date of this Agreement;

5.2

Its legal representative or authorized representative has obtained the necessary authorization to represent it to enter into this Agreement;

5.3

It shall pay the consideration of Targeted A Shares and Targeted B Shares to  Vendor A and Vendor B respectively in accordance with the terms set out in clause 2 herein without delay;

5.4

It shall pay the increase capital to the Company in accordance with the terms set out in clause 4 herein without delay;

5.5

It shall not operate the business which is not the main business of the Company in the name of Vendor A or Wuhan University without prior consent of Vendor A after obtaining the right of control of the Company;

5.6

It agrees to maintain the existing management team of the Company, and improve the incentive system for the management gradually;

Share Purchase and Increase Capital Agreement

5.7

It shall procure the transfer of Targeted A Shares and Targeted B Shares to be completed by the Completion Date as provided for in the clause 1.4.

6.

REPRESENTATIONS AND WARRANTIES BY VENDOR A

Vendor A represents and warrants that:

6.1

It has and shall have full power and authority to enter into and execute this Agreement which constitutes binding obligations on it in accordance with the terms at the date of this Agreement;

6.2

Its legal representative or authorized representative has obtained the necessary authorization to represent it to enter into this Agreement;

6.3

It has legal, complete and authentic right of disposal of Targeted A Shares;

6.4

There is no pledge nor any other Encumbrance on Targeted A Shares;

6.5

It has not known any third party that has claimed or will claim any rights which would have a material and adverse effect over all or part of Targeted A Shares, and there are no disputes, litigations, arbitrations or administrative penalties in respect of  Targeted A Shares;

6.6

Targeted A Shares shall be transferred, together with all shares earnings, to the Purchaser by the Completion Date, and it shall not claim the right of distribution or request to distribute the said earnings.

6.7

It shall procure the transfer of Targeted A Shares to be completed by the Completion Date as provided for in the clause 1.4.

7.

REPRESENTATIONS AND WARRANTIES BY VENDOR B

Vendor B represents and warrants that:

7.1

She has and shall have full power and authority to enter into and execute this Agreement which constitutes binding obligations on it in accordance with the terms at the date of this Agreement;

7.2

She has legal, complete and authentic right of disposal of Targeted B Shares;

7.3

There is no pledge nor any other Encumbrance on Targeted B Shares;

Share Purchase and Increase Capital Agreement

7.4

She has not known any third party that has claimed or will claim any right which would have a material and adverse effect over all or part of Targeted B Shares and there are no disputes, litigations, arbitrations or administrative penalties in respect of  Targeted B Shares;

7.5

Targeted B Shares shall be transferred, together with all shares earnings, to the Purchaser by the Completion Date, she shall not claim the right of distribution or request to distribute the said earnings.

7.6

She shall procure the transfer of Targeted B Shares to be completed by the Completion Date as provided for in the clause 1.4.

8.

REPRESENTATIONS AND WARRANTIES BY THE COMPANY

The Company represents and warrants that:

8.1

It has and shall have full power and authority to enter into and execute this Agreement which constitutes binding obligations on it in accordance with the terms at the date of this Agreement;

8.2

Its legal representative or authorized representative has obtained the necessary authorization to represent it to enter into this Agreement;

8.3

It shall continue its business in the ordinary and usual course so as to maintain the same as a going concern in the period from the date of this Agreement to the Completion Date. In such period, it shall not distribute any profits nor amend the Articles of Association nor be engaged with any third party for any activities which would have material and adverse effects or damages to its ordinary operation or its financial status;

8.4

There is no pledge nor any other Encumbrance on Targeted A Shares or Targeted B Shares;

8.5

It has not known any third party that has claimed or will claim any right which would have a material and adverse effect over all or part of Targeted A Shares or Targeted B Shares and there are no disputes, litigations, arbitrations or administrative penalties in respect of Targeted A Shares or Targeted B Shares;

Share Purchase and Increase Capital Agreement

8.6

All meeting minutes, financial statements, statements of business operation, balance sheet and other data in respect of the Company which has been provided to or will provide to the Purchaser shall be true, complete, legal and valid in all respects, and there is no false, omitted or illegal circumstance; except for the liabilities and debts it has otherwise disclosed to the Purchaser in the specific, definite and detailed debts list, there are no other liabilities and debts to any third party;

8.7

It shall not distribute any earnings of Targeted A Shares or Targeted B Shares to  Vendor A or Vendor B respectively in the period from the date of this Agreement to Completion Date;

8.8

It shall apply to the local administration of industry and commerce for change of registration within 3 Business Days upon the Consideration A and Consideration B and increase capital paid by the Purchaser pursuant to the clause 2.7.1, 2.8.1 and 4.2 and verified by accounting firm;

8.9

There is no any ambiguous relationship of property right in the period from the date of this Agreement to the Completion Date, which also applies to its subsidiaries, holding companies, branches and offices.

9.

COMPLETION OF TRANSACTION AND INCREASE CAPITAL

9.1

The parties to this Agreement shall procure to complete the transfer of Targeted A Shares and Targeted B Shares and the increase capital of the Company, including but not limited with signing necessary documents, assisting the Purchaser recorded in the roster of the Company and assisting the Company to complete the change of registration.

9.2

The Completion of transfer of Targeted A Shares and Targeted B Shares and the increase capital of the Company shall be the common liability for the parties to this Agreement. The Purchaser, Vendor A and Vendor B shall provide necessary legal documents and fulfil necessary legal procedures to assist the Company to complete change of registration. If one or more of the Purchaser, Vendor A and Vendor B fails to provide necessary legal documents so that the change of registration can not be completed on schedule, the party which failed to provide assistance shall bear the liabilities. If the change of registration can not be completed by reason of the Company, the Company shall bear the liabilities.

Share Purchase and Increase Capital Agreement

9.3

If any party to this Agreement fails to perform its obligations as set out in clause 9.1 and 9.2, the party shall be liable for its breach of this Agreement. If Targeted A Shares and Targeted B Shares fail to be transferred to the Purchaser or the change of registration of increase capital to the Company by the Purchaser fail to be completed within the limitation as set out in clause 9.1, the purpose of this Agreement shall be deem as frustrated.

10.

CONFIDENTIALITY

10.1

The parties to this Agreement shall keep confidential in respect of information and data obtained from or related to this share transfer and increase capital activity, to prevent loss of the parties unless otherwise disclosed to their holding companies, directors, employees or consultant or the directors, employees or consultants of their holding companies as necessary. The party who receives communication information expressed as confidential information or in the nature of confidentiality or other information relating to or connected with the business, transaction or financial shall keep confidential unless any part of the above-mentioned information is in the public domain. The obligation under this clause shall be terminated to the extent of the public domain thereafter.

10.2

The parties to this Agreement shall supervise and urge their directors, employees or consultants to comply with this clause.

11.

FORCE MAJEURE

11.1

In case of force majeure, the affected party shall, by written notice, notify other parties without any delay, and shall, within 10 days thereafter, provide the legal and valid evidence and detailed information of the events explaining the reason for its inability to perform or delay the performance of all or part of this Agreement. The parties to this Agreement shall, through consultation, decide whether to terminate this agreement or whether to delay the performance of this Agreement.

11.2

The party who was interfered with, affected or delayed to perform all or part of its obligation of this Agreement due to force majeure is exempted from liability in part or in whole in light of the impact of the event of force majeure. Where an event of force majeure occurred after the party’s delay in performance, it is not exempted from liability.

Share Purchase and Increase Capital Agreement

11.3

In case of force majeure, the parties to this Agreement shall consult with each other as soon as possible to seek a fair settlement and take all reasonable measures to mitigate the loss caused by force majeure to minimum.

12.

COST

12.1

The cost of notarization, testimony, change of registration and other fees and expenses incurred in and incidental to the shares transfer and increase capital of this Agreement shall be borne by the Purchaser, Vendor A and the Company in equal shares.

12.2

The cost of all stamp duty and other similar duty incurred in respect of the parties’ execution of this Agreement shall be borne by each party respectively.

13.

LIABILITIES FOR BREACH

13.1

The parties to this Agreement shall perform their respective obligations under this Agreement after the execution of this Agreement. Breach of any clauses or warranties of this Agreement shall constitute breach of the Agreement. The breaching party shall pay 20% of corresponding consideration and compensate the observant party all the damages suffering therefrom.

13.2

,If this Agreement could not be performed in whole or in part or be deemed as invalidity due to any party’s breach of this Agreement. The breaching party shall assume liabilities for breach to the observant party as set out in the clause 13.1.

13.3

If there are any liabilities, debts or disputes, except that liabilities and debts Vendor A or Vendor B has disclosed to the Purchaser, known by the Purchaser after the Completion Date, Vendor A or Vendor B shall be responsible for and to avoid the damages to the Purchaser. Vendor A or Vendor B shall undertake responsibilities of breach as per clause 13.1 and fully compensate the Purchaser all the actual losses if the Purchaser suffers losses from any such disputes or liabilities.

13.4

In case of the Purchaser fails to perform its liability set out in clause 2.7.2 after the Completion Date, it shall bear the liability in accordance with the clause 13.1 hereof and compensate the losses of Vendor A caused by the breach of the Purchaser.

14.

GOVERNING LAW AND DISPUTE RESOLUTION

Share Purchase and Increase Capital Agreement

14.1

This Agreement will be governed by and construed in accordance with the laws of the PRC, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan of the PRC.

14.2

All disputes arising from the execution of or construction of this Agreement shall be settled through friendly consultation by the parties thereto. In case no settlement can be reached, such disputes shall be submitted for and finally settled by arbitration at the Shenzhen Arbitration Committee in accordance with the Rules of Shenzhen Arbitration Committee in effect. The arbitration award made by the Commission shall be accepted as final judgment and binding upon the parties hereto.

14.3

During the period of arbitration, each party shall perform its obligations under this Agreement except for the clauses related to the disputed issues.

15.

NOTICES

15.1

Any notice must be dispatched in writing by per-paid posting, facsimile transmission or personally to the receiver’s registered address. Notice will be deemed to be given:

15.1.1

in case of delivery personally- on delivery;

15.1.2

in case of posting-3 days after posting; or

15.1.3

in case of facsimile transmission –after dispatch.

Shenzhen iASPEC Software Engineering Co., Ltd.

Address: 中国广东省深圳市福田区天安车工庙工业村F2-6号厂房4楼C、D座 518040

Contact Person: Zong Guang Yuan

Email: gyzong@chinacpby.com

Tel: 86-755-83808333-8122

Fax: 86-755-83709333

Wuhan Wuda Venture Capital Co., Ltd.

Address: 中国湖北省武汉市街珞喻路129号测绘科技大厦 430079

Contact Person: Wang Lei

Email: wlrjk_2002@yahoo.com.cn

Tel: 86-27-87879552

Fax: 86-27-87879552

Share Purchase and Increase Capital Agreement

Song Ai Hong

Address: 中国湖北省武汉市洪山区珞南街珞喻路129-180号08号 430223

Email: songaihong@geostar.com.cn

Tel: 86-27-87196268

Fax: 86-27-87196133

Wuhan Wuda Geoinformatics Co., Ltd.

Address: 中国湖北省武汉市东湖新技术开发区庙山小区武大科技园吉奥科技大厦 430223

Contact Person: Zhao Wei Zhen

Email: zwz@geostar.com.cn

Tel: 86-27-87196291

Fax: 86-27-87196133

16.

MISCELLANEOUS

16.1

This Agreement will be valid unless it is signed by the legal representative or authorized representative of each party to this Agreement and notarized by WuHan Notary Public Office. The Company shall be responsible for assisting other parties to handle relevant procedures. The performance for obligations of each party shall not be affected by the time of notarization.

16.2

The parties to this Agreement may amend or supplement this Agreement pursuant to actual necessary circumstance variation or matters not mentioned herein and enter into supplemental agreement.

16.3

The amendment or supplemental agreement served as schedules of this Agreement is an integral part of this Agreement with equal legal validity. In case of any discrepancy between the supplemental clauses and this Agreement, the supplemental clauses shall be prevail.

Share Purchase and Increase Capital Agreement

16.4

Any amendment or supplemental agreement shall be in writing. Such amendment or supplemental agreement shall not be effective unless it is signed by the legal representative or authorized representative of each party to this Agreement.

16.5

This Agreement shall be in 12(twelve) copies with equal legal effectiveness. Each party to this Agreement shall hold one copy, the remaining copies shall be filed to the relevant administrative authority for record.

16.6

There are six schedules attached in this Agreement:

16.6.1

Schedule 1: the resolutions of the Shareholders Meeting of the Company in respect of agreeing Vendor A transferring Targeted A Shares and Vendor B transferring Targeted B Shares to the Purchaser;

16.6.2

Schedule 2: the resolutions of the Shareholders Meeting of the Company agreeing the Purchaser subscribing for increase capital;

16.6.3

Schedule 3: the resolutions of the Shareholders Meeting of Vendor A that agreed to transfer Targeted A Shares to the Purchaser;

16.6.4

Schedule 4: the resolutions of the Board of Directors of the Purchaser that agreed to purchase Targeted A Shares and Targeted B Shares and subscribe for increase capital of the Company;

16.6.5

Schedule 5: the detailed statement of material creditor and debtor and statement of financial position of the Company;

16.6.6

 Schedule 6: the statement in respect that there is no pledge, mortgage or any other Encumbrance on its investment of the Company and there is not any debt of its branches or offices.

16.7

The parties to this Agreement undertake that they shall procure to complete clause 8 of the Entrusted Agreement entered into by the Company, Tianhe Navigation and Communication Technology Co., Ltd. and Spaceflight Long March Rocket Technology Co., Ltd. on November 6, 2003. According to the Entrused Agreement, the Company shall transfer 20% shares of Tianhe Navigation and Communication Technology Co., Ltd., owned by the Company, to Spaceflight Long March Rocket Technology Co., Ltd. At the meantime, Tianhe Navigation and Communication Technology Co.,Ltd shall transfer 90.91% shares of Wuhan Geo Navigation and Communication Technology Co., Ltd., owned by Tianhe Navigation and Communication Technology Co., Ltd., to the Company before November 2008.

Share Purchase and Increase Capital Agreement

16.8

If the shares set out in clause 16.7 fail to be transferred within the said schedule, the parties to this Agreement shall ensure to renew the Entrusted Agreement.

16.9

This Agreement is made in Chinese and English, when there is conflict between the Chinese version and the English version, the Chinese version shall prevail.

Share Purchase and Increase Capital Agreement

IN WITNESS of which the parties or their duly authorised representatives have executed this agreement.

Signed by For and on behalf of Shenzhen iASPEC Software Engineering Co., Ltd.	NAME：Lin Jiang Huai, President

Signed by For and on behalf of Wuhan Wuda Venture Capital Co., Ltd.	NAME：Wo Wen Da

Signed by For and on behalf of Song Ai Hong	NAME：Song Ai Hong

Signed by For and on behalf of Wuhan Wuda Geoinformatics Co., Ltd.	NAME： Li Qing Quan